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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF KMC TELECOM HOLDINGS, INC.

KMC Telecom Inc.
KMC Telecom II, Inc.
KMC Telecom of Virginia, Inc. (wholly owned subsidiary of KMC Telecom Inc.)
KMC Telecom Leasing I LLC (wholly owned subsidiary of KMC Telecom Inc.)
KMC Telecom Leasing II LLC (wholly owned subsidiary of KMC Telecom II, Inc.)
KMC Telecom III, Inc. (wholly owned subsidiary of KMC Telecom Holdings,
 Inc.)
KMC Telecom Leasing III LLC (wholly owned subsidiary of KMC Telecom III, Inc.) KMC Telecom Leasing IV LLC (wholly owned subsidiary of KMC Telecom IV, Inc.)
KMC Telecom IV, Inc. (wholly owned subsidiary of KMC Telecom IV Holdings, Inc.) KMC Telecom V, Inc. (wholly owned subsidiary of KMC Telecom Holdings, Inc.)
KMC Telecom VI, Inc. (wholly owned subsidiary of KMC Telecom Holdings, Inc.)
KMC Telecom VII, Inc. (wholly owned subsidiary of KMC Telecom Holdings, Inc.) KMC Telecom IV of Virginia, Inc. (wholly owned subsidiary of KMC Telecom IV,
 Inc.)
KMC Telecom V of Virginia, Inc. (wholly owned subsidiary of KMC Telecom V, Inc.) KMC Telecom VI of Virginia, Inc. (wholly owned subsidiary of KMC Telecom VI,
 Inc.)
KMC Telecom Financing, Inc. (wholly owned subsidiary of KMC Telecom Holdings,
 Inc.)
KMC III Services LLC (wholly owned subsidiary of KMC Telecom III, Inc.)
KMC Financial Services LLC (wholly owned subsidiary of KMC Telecom Holdings,
 Inc.)
KMC Telecom.com, Inc. (wholly owned subsidiary of KMC Telecom Holdings, Inc.) KMC IV Services LLC (wholly owned subsidiary of KMC Telecom IV, Inc.)
KMC Telecom IV Holdings, Inc. (wholly owned subsidiary of KMC Telecom Holdings,
 Inc.)